                                                                    EXHIBIT 10.1


 CERTAIN CONFIDENTIAL INFORMATION CONTAINED HEREIN HAS BEEN OMITTED AND FILED
            SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION


                               LICENSE AGREEMENT


     This Agreement is entered into this 11th day of March, 1999, by and between Coach, a division of Sara Lee Corporation, a Maryland corporation having offices at 516 West 34th Street, New York, New York 10001 (hereinafter referred to as "Licensor") and Signature Eyewear, Inc., a California corporation with offices at 498 N. Oak Street, Inglewood, California 90302 (hereinafter referred to as "Licensee").

     WHEREAS, Licensor is the owner of the trade name Coach (hereinafter referred to as "the Trade Name") and the trademarks COACH, COACH and Lozenge Design, and COACH and Tag Design (hereinafter collectively referred to as "the Licensed Marks"), which Licensed Marks are depicted in Schedule 1 attached hereto and made a part hereof, the Licensed Marks having been used in connection with a wide variety of leathergoods and accessories, and having been registered on the Principal Register of the United States Patent and Trademark Office and in numerous other countries throughout the world;

     WHEREAS, Licensee distributes, markets and sells ophthalmic frames, corrective or non-corrective sunglasses and eyeglass cases, chains and cords (hereinafter collectively referred to as "Eyewear"), and desires to use the Trade Name and Licensed Marks in connection with the Exploitation (as hereinafter defined) of Eyewear; and

     WHEREAS, Licensor is willing to grant Licensee the right to use the Trade Name and Licensed Marks under the terms and conditions hereinafter set forth;

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  DEFINITIONS
         -----------

     As  used herein the term(s):

     1.1 "Licensed Products" shall mean Eyewear marketed and sold under the Trade Name and/or the Licensed Marks.

     1.2 "Style" shall mean a particular Eyewear design, created by Licensee and/or Licensor for Licensor and marketed and sold under the Trade Name and/or the Licensed Marks.

     1.3 "Contract Year" shall mean each twelve (12) month period following the Market Roll-Out; provided that the first Contract Year shall mean the period commencing immediately following the Market Roll-Out (as defined in Section 1.11) and ending on the last day of the twelfth full calendar month following the Market Roll-Out.

     1.4  "Period" shall mean each calendar month within a Contract Year.

     1.5 "Wholesale Price" shall mean the regular published wholesale price charged by Licensee for Licensed Products.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     1.6 "United States" shall mean the United States of America, its territories and possessions, including without limitation Puerto Rico.

     1.7  "Territory" shall mean the United States and Canada.

     1.8 "Licensor Channels" shall mean retail outlets or facilities owned, franchised to third persons or otherwise controlled by Licensor, including without limitation Licensor's catalog, Licensor's stand alone retail stores, Licensor's factory outlet stores, Licensor's retail stores that are situated within department stores, Licensor's Corporate Accounts Channel, the Internet or any similar electronic vehicle, and Licensor's facilities for sales to employees of Licensor and its affiliates.

     1.9 "Non-Licensor Channels" shall mean retail outlets and wholesale distributors or facilities not controlled by Licensor in the Territory, including without limitation, department stores, concessions or stores in department stores, specialty accessories stores, independent opticians, optometrists and ophthalmologists offices and optical chains.

     1.10 "Net Sales" in any period shall mean the total of the amounts invoiced or billed by Licensee for Licensed Products sold in such period, less
(i) returns in such period evidenced by Licensee's credit memoranda or other legitimate receipt documentation; (ii) sales taxes, if applicable in such period; and ( iii) freight, transportation and insurance costs related thereto in such period, but only if invoiced separately to Licensee's customers.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     1.11 "Market Roll-Out" shall mean Licensee's initial distribution of Licensed Products to Licensor Channels and Non-Licensor Channels.

     1.12 "Person" shall mean any corporation, partnership, limited liability company, trust, association or other entity, or any individual.

     1.13 "Exploit" shall mean design, manufacture, produce, advertise, market, promote, merchandise, publicize, use, sell and/or distribute, and "Exploitation" and "Exploiting" shall have correlative meanings.

     2.   GRANT OF LICENSE
          ----------------

     2.1 Upon the terms and conditions hereinafter set forth, Licensor grants to Licensee a license to use the Trade Name and Licensed Marks on and in connection with the Exploitation of the Licensed Products. This license shall be exclusive to Licensee in the Territory only. Licensor agrees not: (i) to license any other Person the right to Exploit the Trade Name or any Licensed Mark in connection with Eyewear in the Territory; and (ii) to Exploit the Trade Name and/or any Licensed Mark in connection with Eyewear in the Territory, provided that (a) Licensor may market and sell through Licensor Channels in the Territory Licensed Products purchased from Licensee in accordance with this Agreement and (b) Licensor mayExploit eyeglass cases both in the Territory and/or outside the Territory in both Licensor and/or Non-

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Licensor Channels. Nothing in this Agreement shall further prevent Licensor from licensing to Persons other than Licensee the right to Exploit the Trade Name and/or any Licensed Mark in connection with Eyewear outside the Territory, provided that any such license shall expressly (i) prohibit the licensee from Exploiting the Trade Name and Licensed Marks in the Territory in connection with Eyewear; and (ii) shall permit Licensor to terminate the license if any Eyewear manufactured or produced pursuant to such license is marketed and sold in the Territory (either directly by licensee or any other Person).

    3.    OWNERSHIP OF LICENSED MARKS
          ---------------------------

     3.1 Licensor represents and warrants to Licensee that it is the owner of all right, title and interest in and to the Trade Name and Licensed Marks as covered by the registrations (not applications) set forth on Schedule 1.1. Licensor further agrees to maintain all registrations and to pursue all pending applications for registration set forth thereon or that may become necessary throughout the term of the Agreement.

     3.2 Licensee hereby acknowledges that Licensor has represented to it that Licensor is the owner of all right, title, and interest in and to the Trade Name and Licensed Marks, and agrees that it will not, during the term of this Agreement or thereafter, challenge Licensor's rights in and to same. Licensee further acknowledges that it will support Licensor's rights in and to same, and agrees that it will not attack the validity of this License.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     3.3 Licensee recognizes the great value of the good will associated with the Trade Name and Licensed Marks and acknowledges that the Trade Name and Licensed Marks and all rights therein and good will pertaining thereto, belong exclusively to Licensor. Licensee further acknowledges that all use of the Trade Name and Licensed Marks by Licensee shall inure to the benefit of Licensor.

     3.4 Licensee shall not place trademarks, trade names, model names, logos, endorsements, sub-brand names or line names ("Marks") on, or use other Marks in connection with the marketing, sale and distribution of, Licensed Products except the Licensed Marks and other Marks approved by Licensor ("Authorized Marks") and except for Licensee's Marks not created for or in connection with the Licensed Products. Licensee agrees that Licensor shall be the owner of all right, title and interest in and to the Authorized Marks created or developed by Licensor and/or Licensee solely for use in connection with the Licensed Products and that all use of such Authorized Marks shall inure to the benefit of Licensor. Licensor shall be responsible for applying for and obtaining all appropriate trademark and related registrations for such Authorized Marks. To the extent any rights in and to such Authorized Marks, or with respect to any materials incorporating the Authorized Marks used in the advertising or promotion of the Licensed Products including without limitation copy, artwork and photographs, are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor. Licensee agrees that it will execute and deliver to Licensor any documents reasonably requested by Licensor necessary to effect any such assignment.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     4.   RELATIONSHIP OF PARTIES
          -----------------------

     4.1 Licensee is a "related company" pursuant to 15 U.S.C. Sec. 1127. Neither party is an agent or employee of the other, nor shall either party in any event be liable for the other's acts or omissions. This Agreement does not, and shall not be deemed to, make any party hereto the agent, partner, joint venturer or legal representative of any other party for any purpose whatsoever. Neither Licensor nor Licensee shall have the right or authority to assume or create any obligations or responsibility whatsoever, express or implied, on behalf of, or in the name of, the other, or to bind the other in any respect whatsoever, except as may be herein provided.

     5.   USE OF THE LICENSED MARKS AND TRADE NAME
          ----------------------------------------

     5.1 Licensee agrees to use the Licensed Marks only in the form approved by Licensor. All use of the Licensed Marks on the Licensed Products and on labels, packaging, in advertising and otherwise must faithfully reproduce the form approved by Licensor. Approval of the form of use of the Licensed Marks, once given, shall be continuing until Licensee receives written notice to the contrary from Licensor. In the event Licensee receives such written notice, all uses of the Licensed Marks to which such notice applies shall cease not later than six (6) months after receipt by Licensee of all Licensed Products on order as of the date of such notice. Notwithstanding the foregoing, Licensee shall immediately cease and desist all uses of the Licensed Marks that are not consistent with the form approved by Licensor upon receipt of written notice from Licensor.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     5.2 Licensee shall comply with all notice and marking requirements of any law or regulation applicable or necessary for the protection of the Licensed Marks, including those which Licensor, in its legal judgment, may deem appropriate. Without limiting the foregoing, at the request of Licensor, Licensee shall cause to be placed on all Licensed Products appropriate notice designating Licensor as the copyright or design patent owner thereof, as the case may be, to the extent that the Style (and not the various elements in Style) is eligible for copyright or patent protection. Licensee shall not, at any time, do or permit any third party within its control to do any act or thing that will, in any way, impair the rights of Licensor in and to the Licensed Marks, copyrights and patents, or which will affect the validity thereof.

     5.3 Any use of the Trade Name by Licensee shall be solely in connection with the Exploitation of the Licensed Products. Licensee shall not, at any time, do or permit any third party within its control to do any act or thing that will, in any way, impair the rights of Licensor in and to the Trade Name or which will affect the validity thereof.

     6.   QUALITY CONTROL AND PRODUCT DEVELOPMENT
          ---------------------------------------

     6.1 Licensee acknowledges that the Licensed Marks have established prestige and good will and are well recognized in the minds of the public, and that it is of great importance to Licensor that in the manufacture and sale of the Licensed Products, the high standards and reputation that Licensor has established be maintained. Licensor shall have the right to exercise quality control over Licensee's use of the Licensed Marks on and in connection with the

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Licensed Products to a degree reasonably necessary to maintain the validity and prestige thereof and to protect the good will associated therewith. The parties hereby acknowledge that the target audience for the Licensed Products shall be premier luxury consumers. Licensor is familiar with the quality and workmanship associated with the Eyewear products Licensee currently distributes under other trademarks. Licensee agrees that the standards, features and quality Licensor shall prescribe and Licensee shall follow and apply to the Licensed Products shall be commensurate with the standards, features and quality for other Eyewear offered for sale to premier luxury consumers, such as Gucci, Polo and Armani, in the superior to high end eyewear category with wholesale pricepoints ranging between $60 and $120.

     6.2 Licensee is responsible, at its own cost and expense, for creating and developing Styles of Licensed Products, and shall submit such Styles to Licensor for review. In reviewing a Style submitted by Licensee, Licensor may approve or reject adoption of the Style on Licensed Products. No Licensed Product /Style shall be manufactured by Licensee or any party with whom Licensee contracts without Licensor's written approval of such Style. Licensor shall use all reasonable efforts to complete its review of a Style within fifteen (15) business days of submission by Licensee, but in no event is Licensor required to approve a Style submitted by Licensee. Licensee is responsible for assuring that any and all Styles submitted to Licensor for approval do not infringe the intellectual property rights (trademark, design or other patent, or copyright) of any third party. If Licensor rejects a Style submitted to Licensor for approval hereunder, such Style shall not be governed by or a part of this Agreement.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     6.3 Licensee is responsible, at its own cost and expense, for creating and developing detailed product specifications and prototypes for every approved Licensed Product Style. Upon Licensor's approval of the Licensed Product Style, Licensee shall provide to Licensor, for Licensor's approval, detailed product specifications and prototypes for such Style. No Licensed Product Style will be manufactured by Licensee or any party with whom Licensee contracts without Licensor's written approval of the detailed product specifications and prototypes for such Style. Upon approval of such product specifications and prototypes, Licensee shall manufacture the Licensed Products in accordance with such specifications. Licensee shall not modify or vary from the approved product specifications and prototypes, except for modifications or variances that are within acceptable industry tolerance levels. All Licensed Products sold or distributed by Licensee shall conform with the approved product specifications and prototypes.

     6.4 Licensee shall employ a product development and management team, mutually agreed upon by the parties, which shall include one Designer, one Product/Operations Manager, customer service agents and senior sales staff, who shall be responsible for the day-to-day product development, design efforts, sales and service efforts and operations of the Licensed Products business ("the
Licensed Products  Team").   Licensee shall appoint one manager level employee
who will be the primary contact for Licensor regarding the Licensed Products business. The Licensed Products Team shall work closely with Licensor to create the Licensed Products.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     6.5 Upon Licensor's reasonable request, Licensee will submit to Licensor reasonable quantities of representative production samples of each Style of Licensed Product to evaluate whether the production samples conform to the previously approved product specifications and prototypes at Licensor's expense. In addition, Licensee shall provide to Licensor, at Licensee's sole cost and expense, up to three (3) samples of each Style of Licensed Product for Licensor's public relations, marketing and/or showroom use.

     6.6 In the event that any Licensed Product, in the judgment of Licensor, is not being manufactured in adherence to the approved product specifications and prototypes established pursuant to Section 6.3 of this Agreement, Licensor shall notify Licensee thereof in writing and Licensee shall promptly take such steps as are necessary to bring Licensed Product manufactured thereafter into conformity; otherwise Licensee shall be in material breach of this Agreement. In no event may Licensee sell or otherwise dispose of any nonconforming Licensed Products, unless Licensee first obtains Licensor's written approval pursuant to
Section 12.8.

     6.7 Licensor shall have the right to inspect upon reasonable notice and during normal business hours Licensee's manufacturing facilities for the Licensed Products, including without limitation the facilities of third-party manufacturers with whom Licensee contracts. Licensee shall provide to Licensor a list of all third-party manufacturers of Licensed Products and notify Licensor of changes to such list as such changes occur. Should Licensor find deficiencies in such manufacturing facilities which have an adverse effect on the quality of the Licensed Products, or if such manufacturing facilities fail to comply with the Sara Lee Corporation

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Supplier Selection Guidelines or Sara Lee Corporation Global Operating Principles (see Section 21.7 herein), Licensor will notify Licensee of such deficiencies. Upon notification by Licensor, Licensee will immediately take such steps as are necessary to rectify the deficiency. If the deficiency or deficiencies relate to a particular manufacturing facility's failure to comply with the Sara Lee Corporation Supplier Selection Guidelines or Sara Lee Corporation Global Operating Principles, Licensee shall be in material breach of this Agreement if Licensee fails to correct the deficiency or deficiencies within ten (10) days of its receipt of notice from Licensor. Alternatively, Licensee shall provide Licensor with a written explanation of why the deficiency cannot be corrected within ten (10) days along with a plan, including timing, to correct the deficiency, which Licensor may or may not approve in its sole discretion. If Licensee subsequently fails to correct the deficiency within the timetable and guidelines set forth in the written plan, Licensee shall be in material breach of this Agreement. With respect to manufacturing facility deficiencies which have a material adverse effect on the quality of the Licensed Products, Licensee shall be in material breach of this Agreement if, after thirty (30) days of its receipt of notice from Licensor the deficiency or deficiencies are not corrected by Licensee. Licensor acknowledges that Licensee may cure or correct any such deficiency under this Section 6.7 by terminating its use, for the Licensed Products, of the manufacturer which does not comply with the Sara Lee Supplier Selection Guidelines or the Sara Lee Corporation Global Operating Principles, or which has manufacturing facilities which have a material adverse effect on the quality of the Licensed Products.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     6.8 Licensee agrees that the Licensed Products shall carry a lifetime warranty against manufacturing defects. With respect to customer inquiries and complaints of any nature, including but not limited to manufacturing defects, which are directed to Licensor, Licensor, in its discretion, will decide how to handle all such inquiries and complaints, which may include turning such inquiry or complaint over to Licensee for handling. With respect to customer inquiries and complaints which are directed or turned over to Licensee, Licensee will handle all such inquiries and complaints in a commercially reasonable fashion, given the established prestige and good will associated with the Licensed Marks, and Licensee will keep a record of all such complaints for each Contract Year and provide this record to Licensor quarterly within each Contract Year as set forth in Section 9. Regardless of how such inquiries and complaints are handled, and regardless of whether Licensor or Licensee handles them, Licensee shall be solely responsible for all costs associated with the provision of service, repair and replacement consistent with the warranties relating to the Licensed Products. If Licensor handles a particular inquiry and/or complaint pursuant to this Section 6.8, Licensee will be required to pay any significant costs in addition to the foregoing warranty related repair, replacement and service costs only if Licensee preapproves such additional significant costs.

     6.9 Licensee agrees that Licensor shall own each Style and all trademark, copyright and patent (design and utility) (if any) in and to each Style. Licensee shall provide to Licensor upon Licensor's request in written form the product design and specifications for each Style. Licensor acknowledges that each particular Style contains many elements, some of which have been used in other eyewear (including elements which may be patented by other Persons), and

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

the ownership of the rights in the Style does not include ownership of the rights in any element of the Style. Notwithstanding the foregoing, Licensor shall own an element in a Style if: (i) Licensee or Licensor shall have created such element and shall have proprietary ownership rights in such element which give Licensee or Licensor the right to prohibit other Persons from using such element in Eyewear; and (ii) such element was created by Licensee or Licensor specifically for one or more Styles under this Agreement (and not created as part of Licensee's design and development of styles of Eyewear to be marketed under trademarks of Licensee or other Persons. Licensee agrees, however, that none of the Styles it creates for the Licensed Products or elements it incorporates into any Style shall infringe any other Person's existing trademark, copyright and/or patent (design and utility) rights. To the extent any of the foregoing rights are deemed to accrue to Licensee pursuant to this Agreement or otherwise, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor. Licensee agrees that it will execute and deliver to Licensor any documents reasonably requested by Licensor necessary to effect any such assignment. Notwithstanding the foregoing, Licensor shall not have exclusive use or rights to any product designs, specifications and other materials, including without limitation patterns, sketches, stylings, prototypes and copyrightable material that were previously used by Licensee or by any third party on or as part of Eyewear.

     6.10 Any and all trademarks, copyrights or other intellectual property rights ("Rights") which may exist or come into being, including without limitation sub-brand names, and which are used on labeling, packaging, advertising or promotional material for the Licensed Products, or on the Licensed Products themselves, shall be the exclusive property of Licensor, except for

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Rights of Licensee not created for or in connection with the Licensed Products. To the extent any Rights are deemed to accrue to Licensee, Licensee hereby assigns to Licensor any and all such Rights, at such time as they may be deemed to accrue. Patents on the designs of the Licensed Products, if any, shall be owned exclusively by Licensor, shall be applied for by Licensee on behalf of Licensor at Licensee's discretion and expense, and shall designate Licensor as the patent owner thereof, except for patentable designs that were used by a third party or previously used by Licensee.

     7.   MARKET ROLL-OUT
          ---------------

     7.1 It is the intention of the parties that Market Roll-Out of the Licensed Products will commence on or about February 1, 2000. If, by May 1, 2000, the Market Roll-Out has not occurred, and if such delay is not due to the act or acts of Licensor or Licensor's failure to act, or if such delay is not due to reasons of force majeure, Licensee shall be in material breach of this
                   -------------
Agreement.

     7.2 On or before six (6) months prior to initial shipment of the Licensed Products (i.e., October 1, 1999), Licensee shall prepare and submit to Licensor for approval, specific written plans for the Market Roll-Out and distribution of the Licensed Products. Licensor shall advise Licensee in writing of its approval or disapproval of Licensee's written plan on or before five (5) months prior to initial shipment of the Licensed Products (i.e., November 1, 1999).

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     8.   PRODUCT SALES AND DISTRIBUTION
          ------------------------------

     8.1 Licensee agrees to exercise all reasonable efforts in the performance of this Agreement and, specifically, in establishing a market and supplying the market demand for Licensed Products. Licensee agrees to exercise its best efforts to safeguard the established prestige and good will of the Licensed Marks at the same level of prestige and good will as heretofore maintained.

     8.2 Licensee shall sell to Licensor Licensed Products to be sold through Licensor Channels. Licensee shall also sell Licensed Products through Non-Licensor Channels. Licensee shall not use any Person other than a Licensee employee to sell Licensed Products to Non-Licensor Channel customers unless Licensee shall first obtain an agreement in writing from such Person containing the provisions set forth in Schedule 2 attached hereto that such Person shall abide by Licensor's anti-diversion policies along with an acknowledgement that such Person shall be terminated from selling the Licensed Products and will be responsible for associated damages if they sell Licensed Products to any Person other than a customer approved pursuant to this Section 8.2. Licensor has discretion, based on whether a proposed customer shall enhance the quality and prestige of the Licensed Marks, to approve or withhold approval of any Non-Licensor Channel potential customer. Licensor also has discretion to withdraw approvals previously granted; provided, however, that if Licensor withdraws approval of a Non-Licensor Channel customer previously granted, Licensee shall be permitted to complete any open purchase orders to such Non-Licensor Channel customer as of the date of Licensee's receipt of

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

such withdrawal of approval from Licensor. In no event shall Licensee sell or distribute Licensed Products to any Non-Licensor Channel that is not within the Annual Operating Plan provided for in Section 12.2(d), which plan has been approved by Licensor. For purposes of this Section 8, the word "customer" includes any Non-Licensor Channel outlet. Without limiting the foregoing, any liquidation by Licensee of any Licensed Products which are excess inventory, discontinued product or quality imperfect product, shall only be done on terms and conditions, excluding terms relating to price, that Licensor shall expressly approve in writing, consistent with the provisions of Section 12.8.

     8.3 Licensee agrees to make available for purchase and to sell on its customary credit and payment terms all Styles of Licensed Products to Licensor
for subsequent sale by Licensor  through Licensor Channels.   All such sales to
Licensor shall be at [*] provided however, that Licensor shall not be required to make any purchases of Licensed Products in any Contract Year of this Agreement. Licensee agrees to ship such sales FOB Licensee's warehouse.

     8.4 Licensee acknowledges that in order to preserve the good will attached to the Licensed Marks, the Licensed Products are to be sold at prices and terms reflecting the prestigious nature of the Licensed Marks consistent with Sections
6.1 and 8.2, it being understood, however, that Licensor is not empowered to fix or regulate the prices at which the Licensed Products are to be sold. Nothing contained in this Agreement is intended or will be construed as giving either party any right of approval with respect to any of the prices at which the other party sells or offers to sell any of the Licensed Products.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     8.5 Licensee agrees to exercise best efforts to prevent and/or stop any diversion of Licensed Products from Non-Licensor Channels. Licensee acknowledges that its standard terms of sale shall be to require all Non-Licensor Channel customers to whom it sells Licensed Products to agree to only sell such Licensed Products to approved retail outlets (per Section 8.2) or the end-using consumer. Any and all Non-Licensor Channel customers and third-party manufacturers must agree in writing to abide by Licensor's anti-diversion policies, executing such agreement in the form depicted in Schedule 3 attached hereto and made a part hereof. Should Licensor notify Licensee of any diversion of Licensed Products, or should Licensee become aware of any such diversion, Licensee shall take all reasonable steps necessary to end such diversion, including without limitation tracking down the source of the diverted Licensed Products and discontinuing all sales of Licensed Products to said source. Licensee shall keep Licensor apprised of any such efforts.

     8.6 Licensee shallfulfill Licensor's purchase orders for Licensed Products within customary lead times for such products, and shall plan production and manufacturing of Licensed Product with particular regard to Licensor's projected volumes.

     8.7 Licensee shall take the lead, with the active support of Licensor, to introduce the Licensed Products to Licensor's retail management and staff and, at Licensee's expense, will regularly train such persons on sales, merchandising, and display techniques related thereto according to a schedule to be mutually agreed upon by the parties.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     9.   ROYALTY
          -------

     9.1 Licensee shall pay to Licensor a royalty based on Licensee's Net Sales of the Licensed Products to Non-Licensor Channels. No royalty will apply to Licensee's sale of Licensed Products to Licensor. The royalty rates to be applied throughout the term of the Agreement shall be as follows:

          Contract Year 1               [*]
          Contract Year 2               [*] up to [*];[*] for all Net Sales
                                            thereafter
          Contract Year 3               [*] up to [*];[*] for all Net Sales
                                            thereafter
          Contract Years  4-10          [*]

Licensee shall make its royalty payments on a quarterly basis (every three months), with the first such royalty payment being due within thirty (30) days following the end of the first quarter following the Market Roll-Out, and subsequent royalty payments being due within thirty (30) days following each succeeding quarter of each Contract Year during the term of this Agreement. Together with each quarterly royalty payment, Licensee agrees to provide Licensor with a report showing the quarterly sales, in both units and dollars, and by Style, of the Licensed Products to Licensor-approved outlets. In addition, Licensee shall provide Licensor with a monthly unaudited sales report in the format provided in Schedule 4 hereto. All royalty payments shall be made in U.S. Dollars.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     9.2 Licensee shall pay to Licensor an additional royalty of [*] for Net Sales of Licensed Products to Non-Licensor Channels in any given Contract Year between [*] and [*], and a further additional royalty of [*] for Net Sales of Licensed Products to Non-Licensor Channels in any given Contract Year in excess of [*].

     9.3  [*]:

     1.   [*].

     2.   [*].

     3.   [*].

     4.   [*].

     5.   [*].

     6.   [*].

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     10.  SALES TARGETS AND MINIMUMS
          --------------------------

     10.1 The parties have established certain sales targets and minimums pertaining to Licensee's sale of Licensed Products to Non-Licensor Channels. These targets and minimums are set forth below:

Contract
Year      Target Sales Plan     Minimum Sales     Minimum Royalty
----      -----------------     -------------     ---------------

  1       [*]                   [*]               [*]
  2       [*]                   [*]               [*]
  3       [*]                   [*]               [*]

In Contract Years 4 through 10 of the Agreement, Minimum Sales shall be the greater of [*] of the prior Contract Year's actual Net Sales of Licensed Products to Non-Licensor Channels or [*], and the Minimum Royalty shall be [*] of such Minimum Sales.

     10.2 If during a particular Contract Year Licensee's actual Net Sales never reach the established minimum sales figure for that Contract Year as set forth in Section 10.1 above, Licensee shall pay to Licensor, within sixty (60) days following the conclusion of that Contract Year, an additional sum equal to the difference between the royalties actually paid by Licensee that Contract Year and the minimum royalty for such Contract Year provided for in Section 10.1.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     10.3 If Licensee's sales to Non-Licensor Channels in Contract Year 3 are not at least [*] of the Contract Year 3 Target (i.e., [*]), both Licensor and Licensee shall each have the option to terminate this Agreement, such termination to become effective upon the conclusion of Contract Year 4. Should either party choose to exercise this termination option, the party so doing must give written notice to the other party within sixty (60) days following Licensor's receipt of the annual sales report Licensee is required to provide pursuant to Section 13.2 below. If either party exercises this termination option, there shall be no minimum royalty or minimum advertising amount applicable in Contract Year 4. Upon termination of this Agreement at the conclusion of Contract Year 4, Licensee's right to use the Trade Name and Licensed Marks pursuant to this Agreement shall immediately cease, Licensee shall be required to destroy remaining inventory of the Licensed Products on hand in excess of [*] (valued at Licensee's cost) at its sole cost and expense and, at Licensor's option, either: (a) Licensee shall deliver, FOB Licensee's warehouse, any remaining inventory of Licensed Products on hand after the end of Contract Year 4 to a location or locations of Licensor's choosing, and Licensor shall reimburse Licensee for [*] of the landed costs of the Licensed Products; or (b) Licensee shall have six (6) months after the end of Contract Year 4, to dispose of any inventory remaining on hand in approved locations per Section
12.8 after which time Licensee shall be required to destroy any remaining inventory of Licensed Products at its sole cost and expense. Licensee shall be further required to provide to Licensor written certification of any destruction of inventory required hereunder.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     10.4 If Licensee's sales to Non-Licensor Channels in Contract Year 5 are not at least [*] of the Contract Year 4 actual Net Sales, both Licensor and Licensee shall each have the option to terminate this Agreement, such termination to become effective upon the conclusion of Contract Year 6. If either party exercises this termination option, there shall be no minimum royalty or minimum advertising amount applicable in Contract Year 6. Should either party choose to exercise this termination option, the party so doing must give written notice to the other party within sixty (60) days following Licensor's receipt of the annual sales report Licensee is required to provide pursuant to Section 13.2 below. Upon termination of this Agreement at the conclusion of Contract Year 6, Licensee's right to use the Trade Name and Licensed Marks pursuant to this Agreement shall immediately cease, Licensee shall be required to destroy remaining inventory of the Licensed Products on hand in excess of [*] (valued at Licensee's cost) at its sole cost and expense and, at Licensor's option, either: (a) Licensee shall deliver, FOB Licensee's warehouse, any remaining inventory of Licensed Products on hand after the end of Contract Year 6 to a location or locations of Licensor's choosing, and Licensor shall reimburse Licensee for [*] of the landed costs of the Licensed Products; or (b) Licensee shall have six (6) months after the end of Contract Year 6, to dispose of any inventory remaining on hand in approved locations per Section
12.8 after which time Licensee shall be required to destroy any remaining inventory of Licensed Products at its sole cost and expense. Licensee shall be further required to provide to Licensor written certification of any destruction of inventory required hereunder.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     10.5 In determining whether Licensee meets the established sales minimum in a particular Contract Year, only sales made during that particular Contract Year shall be considered. Sales over and above the established minimum for a particular Contract Year shall not be applied or credited toward the established minimum for the succeeding Contract Year.

     10.6 All sales figures and sales calculations referred to in this section are represented in U.S. Dollar amounts.

     11.   LICENSOR PURCHASES
           ------------------

     11.1 During the term of this Agreement, Licensor may purchase Licensed Products for sale in Licensor Channels from Licensee only, pursuant to the terms set forth in Section 8.3 above; provided however, Licensor shall not be required to make any minimum purchases of Licensed Products or to satisfy any minimum purchase obligations.

     12.   MARKETING AND ADVERTISING
           -------------------------

     12.1 Licensee shall prepare and submit to Licensor for approval all proposed advertising, promotional materials, showroom designs, product displays and product display policies for the Licensed Products. Licensor shall have final approval on all such advertising, promotion, showroom designs, product displays and product display policies. Licensor shall use all reasonable efforts to approve or disapprove any submission made by Licensee hereunder

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

within fifteen (15) days of submission by Licensee, but in no event is Licensor required to approve any submission.

     12.2 No later than six (6) months prior to the commencement of each Contract Year during the term of this Agreement, Licensee shall prepare and present to Licensor for review, feedback, and approval an annual operating plan setting forth the information described below (hereinafter referred to as the "Annual Operating Plan"). The Annual Operating Plan shall set forth in reasonable detail, Licensee's plans for conducting the Licensed Products business during the next Contract Year and during the next three Contract Years, with particular emphasis on the marketing, promotion and sales of the Licensed Products. The Plan shall include, without limitation, (a) sales volume projections by price point range in units and dollars; (b) price marketing strategies, including wholesale and suggested retail pricing by price point and market; (c) assessment of customer base and customers; (d) distribution, including door roll-out and breakdown by chain, channel, store (if applicable) and geographic area; (e) advertising and media plans and budget, including breakdown by geographic area; (f) packaging, point of sale and trade exhibitions; and (g) the results of market research relating to the Licensed Products and similar products, and market trends, and a detailed sales forecast by category, product group and market for the Licensed Products, it being understood, however, that Licensor is not empowered to fix or regulate the prices at which the Licensed Products are to be sold.

     12.3 As soon as practicable upon the execution hereof, and thereafter at all times during the term hereof, Licensee shall create a trade show display for the Licensed Products within

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Licensee's trade show booth. Any and all display of the Licensed Products and signage referenced in this Section 12.3 must be approved by Licensor, which approval Licensor agrees not to unreasonably withhold or delay.

     12.4 Licensee agrees that in each Contract Year that it shall expend through Licensor at least the minimum advertising amount as defined herein for advertising expenses. Advertising expenses shall include media and production costs for consumer purposes, and specifically does not include trade advertising, co-op advertising and visual merchandising. The minimum advertising amount shall be the greater of [*] or [*] of Net Sales during the current Contract Year. Licensee shall pay any additional amounts that may be due hereunder for a particular Contract Year in conjunction with its first royalty payment made pursuant to Section 9.1 for the following Contract Year. Alternatively, if Licensee has made payment hereunder in an amount in excess of the minimum advertising amount for a particular Contract Year, such amount shall be applied to Licensee's minimum advertising expense commitment for the following Contract Year. Licensor shall direct such advertising expenses, but shall regularly consult with Licensee with respect to advertising; provided, however, that Licensor shall not have the right to commit Licensee to advertising expenses in excess of the minimum advertising amount. Licensor and Licensee acknowledge that in certain circumstances, with the prior consent of Licensor, Licensee may produce advertising, in which case Licensee shall be entitled to be paid the fair market value of its services (and such payment shall be considered advertising expenses hereunder). Licensee shall pay advertising expenses to Licensor on a monthly basis; provided that Licensee shall not be required to pay more than the following percentages (which percentages may be modified at

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

any time as part of the planning required in Section 12.2) of the minimum advertising amount for any Contract Year:

            Contract Year Quarter       Maximum Percentage of Minimum
            ---------------------------------------------------------
                                        Advertising Amount
                                        ------------------
                      1                        [*]
                      2                        [*]
                      3                        [*]
                      4                        [*]

Licensee, or Licensee's duly authorized agents or representatives, shall have access to and the right to examine Licensor's records relating to the minimum advertising expenses that Licensor maintains in the ordinary course of business at Licensor's premises, provided that any such examination (a) shall be at Licensee's expense, (b) shall be during normal business hours upon reasonable prior notice which shall be no less than five (5) business days, and (c) shall not unreasonably interfere with Licensor's operations and activities. Should an audit disclose that Licensee overpaid the minimum advertising amount for any Contract Year, such overage shall be applied to Licensee's minimum advertising expense commitment for the following Contract Year; provided, however, that in the event of termination or expiration of this Agreement, Licensor shall forthwith and upon written demand refund to Licensee the amount overpaid. Further, should an audit disclose that Licensee underpaid the minimum advertising amount in any Contract Year, Licensee shall forthwith and upon written demand pay Licensor the additional amount owed. In addition, Licensee shall, at its own cost and expense, participate in

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

co-op, visual merchandising and other advertising with the trade of the Licensed Products, subject to Licensor's prior approval.

     12.5 Upon request of Licensee, Licensor will sell to Licensee Coach product, all bearing the Licensed Marks (the "Coach Merchandise") for use only in connection with Licensee's customer programs ("the Programs") on the following terms: the price of the Coach Merchandise to Licensee for use in the Program shall be Licensor's retail price, less [*]; Licensor agrees to ship the Coach Merchandise ex-Distribution Center or ex-Factory, as appropriate, in either event, title and risk of loss to the Coach Merchandise shall be borne by Licensee upon delivery of such Coach Merchandise at the point of shipment from the applicable Licensor Distribution Center or Factory, as appropriate. The Coach Merchandise may be used only in connection with the Programs, and neither Licensee nor any of its employees, agents, distributors or accounts may sell the Coach Merchandise directly to the end-using consumer. Should Licensor notify Licensee of any diversion of the Coach Merchandise, or should Licensee become aware of any such diversion, Licensee shall take all reasonable steps necessary to end such diversion, including without limitation tracking down the source of the diverted Coach Merchandise and discontinuing all sales of the Coach Merchandise to said source.

     12.6 Licensee shall exercise its best efforts to maintain and safeguard the established image and good will represented by and embodied in the Trade Name and Licensed Marks. "Image" as used herein refers primarily to quality and style of packaging, advertising, trade show displays and promotion, and types of outlets with reference to the quality of service provided for

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

and the quality of presentation of the Licensed Products. Licensee shall take all reasonable and necessary steps, and all steps reasonably requested by Licensor, to prevent or avoid any misuse of the Trade Name or Licensed Marks by any of Licensee's customers or contractors.

     12.7 Without the consent of the other party, neither Licensor nor Licensee shall: (a) make any public statements or issue any press release regarding this Agreement or the relationship of the parties prior to the publication of a joint press release announcing this Agreement; or (b) make any public statement or issue any press release which primarily discusses this Agreement and/or the relationship of the parties or the Licensed Products. In addition, Licensor and Licensee each agree to maintain as confidential and not to disclose to any Person the royalty rate, the minimum royalty, the amount of royalties paid and the minimum advertising amount except: (i) if legally required pursuant to subpoena or legal process (in which case the disclosing party shall promptly notify the other and shall cooperate in any effort to obtain a protective order); (ii) to Persons providing or proposing to provide debt or equity financing, underwriters and/or broker-dealers arranging for debt or equity financing, or potential acquirers; provided in each case that such Person is placed under a confidentiality obligation with respect to such information;
(iii) to the extent such information is required to be disclosed under applicable securities laws; and (iv) to the attorneys and auditors of either party.

     12.8 In addition to and consistent with the provisions of Section 8.2, Licensee's liquidation of any excess inventory, discontinued product or quality imperfect product through Non-Licensor Channels shall be done only on terms and conditions, excluding terms relating to

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

price, that Licensor preapproves in writing. Licensee may submit to Licensor a list of proposed customers and doors for liquidation of Licensee's excess inventory, discontinued product or quality imperfect product for Licensor's preapproval, which preapproval shall not be unreasonably withheld.

     13.   BOOKS AND RECORDS
           -----------------

     13.1 Licensee shall keep and maintain at its regular place of business, or at such off-site documents storage facility as Licensee shall use from time to time for the retention of its business records generally, complete and accurate records and accounts in accordance with Generally Accepted Accounting Principles showing the business transacted in connection with the Licensed Products manufactured and sold pursuant to this Agreement, including without limitation records and accounts relating to sales, shipments and orders for Licensed Products and expenditures on advertising, gallery build-outs and promotional materials, for at least six (6) years following the creation of the record or account.

     13.2 Within sixty (60) days following the end of each Contract Year of this Agreement, and within sixty (60) days after the termination of this Agreement, Licensee shall deliver to Licensor a statement signed by an authorized officer of Licensee reporting Net Sales of the Licensed Products to Non-Licensor Channels and to Licensor, royalties due and royalties paid during the preceding Contract Year. Sales of Licensed Products shall be broken out to

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

accurately reflect sales by Style in units and dollars. In the case of termination of this Agreement, such information shall be provided for the period ending at termination.

     13.3 Licensor, or Licensor's duly authorized agents or representatives, shall have access to and the right to examine all records and accounts that Licensee is required to maintain pursuant to this Agreement at Licensee's premises, provided that any such examination (a) shall be at Licensor's expense,
(b) shall be during normal business hours upon reasonable prior notice which shall be no less than five (5) business days, and (c) shall not unreasonably interfere with Licensee's operations and activities. Should an audit disclose that Licensee underpaid royalties for any given Contract Year, Licensee shall forthwith and upon written demand pay Licensor the amount owed, together with interest thereon, calculated at the base prime rate per annum for short term loans at the First National Bank of Chicago , which amount shall be calculated from the due date of such royalties. Further, should an audit disclose that Licensee underpaid royalties by a margin exceeding five percent (5%) in any given Contract Year, Licensee shall pay for all costs relating to the audit.

     14.   TERM AND TERMINATION
           --------------------

     14.1 This Agreement shall remain in full force and effect from the date this Agreement is entered into by the parties until the last day of the tenth
(10th) Contract Year, subject to the termination provisions of Sections 10.3 and
10.4 above or as provided below.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     14.2 Except with respect to the events described in Sections 6.6 and 6.7, in the event either party commits a material breach of this Agreement, the other party may, upon sixty (60) days prior written notice, terminate this Agreement, provided, however, that this Agreement shall not be terminated if the breaching party cures the breach within said sixty (60) days after receipt of said notice.

     14.3 Notwithstanding anything to the contrary in Section 14.2, Licensor shall have the right to terminate this Agreement immediately upon notice to Licensee if any of the following events occur:

     (a) Any installment of royalty payments is not paid when due and such default continues for more than fifteen (15) days after written notice thereof to Licensee;

     (b) Any report required hereunder from Licensee is not provided when due to Licensor three (3) times in any Contract Year;

     (c) Licensee, three (3) times during any given Contract Year, pays its royalties after the due date specified herein;

     (d)   Licensee fails, after receiving written notice from Licensor three
     (3) times in any Contract Year, to manufacture the Licensed Products in accordance with the quality standards prescribed in Section 6 of this Agreement;

     (e)   Licensee fails to secure Licensor's approval as required herein;

     (f) Licensee intentionally uses the Trade Name or any of the Licensed Marks in a manner for which rights therein have not been granted and which use impacts materially and adversely upon the Trade Name or Licensed Marks;

     (g) Licensee commits any material fraud upon Licensor in connection with the performance of Licensee's obligations hereunder;

     (h) Licensee makes an intentional written material misrepresentation pertaining to sales of the Licensed Products;

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     (i) Licensee intentionally participates in the diversion of Licensed Products or knowingly permits a third party to do so.


Upon termination of this Agreement pursuant to this Section 14.3, Licensee's right to use the Licensed Marks pursuant to this Agreement shall immediately cease and, at Licensor's sole discretion, any remaining inventory of Licensed Products shall be sold and delivered to Licensor at cost, or Licensee shall be given six (6) months after the end of the Contract Year in which termination is effective to dispose of any inventory remaining on the date the Licensee receives notice of termination from Licensor in accordance with Section 12.8, after which time Licensee shall be required to destroy any remaining inventory of Licensed Products at its sole cost and expense and to certify such destruction to Licensor in writing. Furthermore, upon termination of this Agreement pursuant to Section 14.3, subsections (d) and (f), Licensor shall have the additional right, in its sole discretion, to require Licensee to destroy any inventory remaining on the effective date of termination and to certify such destruction to Licensor in writing.

     14.4 Notwithstanding anything to the contrary in Section 14.2, if Licensee files a petition in bankruptcy, or by an equivalent proceeding is adjudicated a bankrupt, or if a petition in bankruptcy is filed against Licensee which is not dismissed within 120 days, or if Licensee becomes insolvent or makes an assignment for the benefit of creditors or any arrangement pursuant to any bankruptcy law, or if Licensee discontinues its business or if a receiver is appointed for Licensee, this Agreement shall automatically terminate without any notice whatsoever being necessary, to the full extent allowed by applicable law. All royalties on sales made prior to such act shall become immediately due and payable. In the event this Agreement

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

is terminated pursuant to this Section 14.4, Licensee, its receivers, representatives, trustees, agents, administrators, successors and/or assigns, shall have no right to sell any of the Licensed Products covered by this Agreement or use the Trade Name in any manner whatsoever, except with the special consent and written instructions of Licensor, which instructions shall be followed. The non-assumption of this Agreement by a trustee presiding over a bankruptcy proceeding pursuant to any bankruptcy law where the Licensee is named as a debtor, shall operate to automatically terminate this Agreement, without any notice whatsoever being necessary, effective as of the date of the commencement of the bankruptcy proceedings.

     14.5 Upon expiration or termination of this Agreement, Licensee shall cease using the Trade Name and Licensed Marks, provided, however, that unless such termination is pursuant to Sections 10.3, 10.4, 14.3 or 14.4, Licensee may, for a period of no more than six (6) months after expiration or termination, sell and distribute Licensed Products existing in inventory or on order on the date of expiration or termination. Licensee remains liable for the payment of all royalties based on those sales and must otherwise comply with the terms herein. If at the end of six (6) months Licensee still possesses inventory of Licensed Products, Licensee shall sell and deliver, at cost, to Licensor the remaining inventory, and Licensee's right to use the Licensed Marks pursuant to this Agreement shall cease.

     14.6 Upon expiration or termination of this Agreement for any reason, Licensee shall immediately relinquish to Licensor all product designs, specifications and other materials, including without limitation patterns, sketches, stylings, prototypes and copyrightable material,

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

relating to a Style or Styles of the Licensed Products, whether created by Licensor or Licensee. At such time, Licensee shall cooperate with Licensor to comply with Sections 3.4, 6.9 and 6.10 herein, which Sections shall survive the expiration or termination of this Agreement.

     15.   INDEMNIFICATION
           ---------------

     15.1 Except as provided in Section 16.2 below, Licensee hereby agrees to pay on behalf of Licensor and to defend it against any and all claims, suits, liabilities, causes of action, settlements, costs, damages, or expenses, including reasonable attorneys' fees, arising out of Licensee's design, manufacture, packaging, sale, marketing or distribution of the Licensed Products, or in connection with any claim, suit or proceeding for infringement of another's patent. This indemnification provision shall survive the termination of this Agreement.

     16.   TRADEMARK, PATENT, COPYRIGHT ENFORCEMENT
           ----------------------------------------

     16.1 Licensee agrees to notify Licensor of any unauthorized use of the Trade Name or Licensed Marks by others in connection with Eyewear, promptly as it comes to Licensee's attention. Licensor shall have the sole right and discretion to bring infringement actions involving the Trade Name or Licensed Marks, or any patents or copyrights relating to the Licensed Products. Any award received by Licensor in any such actions shall belong solely to Licensor.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     16.2 In the event that a Person institutes a trademark infringement action against Licensee arising from Licensee's use of the Trade Name or Licensed Marks, or in the event a Person institutes a copyright infringement action against Licensee directly pertaining to the Licensed Products, Licensee shall promptly notify Licensor. Licensor shall indemnify and defend, at its own expense and with counsel of its choosing, any such claim or action, and Licensee shall cooperate in such defense as reasonably requested by Licensor. Licensor shall pay any judgments, settlements, costs, damages, or expenses, including reasonable attorneys' fees, resulting from any such action. Any award received by Licensor in such action shall belong solely to Licensor.

     16.3 In the event that a Person institutes a design or utility patent infringement action against Licensor arising from or directly pertaining to the Licensed Products, Licensor shall promptly notify Licensee. Licensee shall defend with counsel of its choosing, any such claim or action and Licensor shall cooperate in such defense as reasonably requested by Licensee. Licensee shall indemnify Licensor against the costs, expenses, judgements, settlements and/or damages associated with any such action, including, but not limited to,
reasonable attorneys' fees.   In the event Licensor wishes to assume its own
defense of any action which Licensee is responsible for defending pursuant to this Section 16.3, it may do so provided Licensor assumes all costs and expenses related thereto.

     16.4 Licensor and Licensee shall cooperate in stopping, by any and all legal means available, the manufacture, sale or distribution of counterfeit Licensed Products bearing marks

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

which are identical to or indistinguishable from the Licensed Marks (hereinafter referred to as "Counterfeit Merchandise"). If it is determined that the manufacture, sale or distribution of counterfeit Licensed Products has been caused or contributed to by Licensee or any third party within its control or with whom Licensee has a contractual relationship, then, in addition to the rights and remedies provided for in Section 14.3 of this Agreement, the reasonable costs associated with investigating and stopping the counterfeiting activities and actions shall be reimbursed to Licensor by Licensee.

     17.   INSURANCE
           ----------

     17.1 Licensee shall obtain and maintain, at its own cost and expense, Commercial General Liability insurance and Umbrella liability insurance written on an occurrence basis with the following coverage and limits:

                  Coverage                                   Limits
                  --------                                   ------

           General Aggregate Limit                         $5,000,000


           Products/Completed
            Operations Aggregate Limit                     $3,000,000

           Personal and Advertising
            Injury - Per Injury                            $3,000,000

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     17.2 Licensor shall be named as an additional insured on the Commercial General Liability policy. Licensee shall provide Licensor with a certificate of insurance evidencing all of the required coverage. The certificate shall also provide evidence that the policy has been amended to afford at least thirty (30) days advance written notice to Licensor of cancellation, nonrenewal or material change of any of the required coverages.

     18.   NO ASSIGNMENT OR SUBLICENSE BY LICENSEE
           ---------------------------------------

     18.1 This Agreement and all its rights and duties hereunder are personal to the Licensee and shall not, without the express written consent of Licensor, be assigned, sublicensed or otherwise encumbered by Licensee ; provided, however, that notwithstanding anything to the contrary contained herein, Licensee shall have the right (a) to have the Licensed Products manufactured by one or more third-party manufacturers, and (b) to assign any or all of its rights and duties hereunder to any other entity which either controls or is controlled directly by Licensee provided that the original Licensee named herein simultaneously with such assignment enters into an agreement with Licensor in a form reasonably satisfactory to Licensor by which Licensee guarantees all of the obligations, including without limitation, all financial and performance obligations, of such assignee. The acquisition of more than 50% of the outstanding Common Stock of Licensee by any Person or their affiliates identified on Schedule 6, which Schedule may be amended from time to time by Licensor during the term of this Agreement to (i) add names of Persons who market and/or sell Eyewear to premier luxury consumers in the superior to high-end eyewear category; or (ii) delete the names of Persons who no longer meet

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

the standards for being included in Schedule 6, shall constitute an impermissible assignment under this Section 18.1. Any other acquisition of capital stock by any Person other than those listed on Schedule 5 shall not be deemed to be an impermissible assignment under this Section 18.1. All references herein to "Licensee" shall include any and all such permitted assignees.

     19.   NON-COMPETITION COVENANTS
           -------------------------

     19.1 Non-Competition. Licensee covenants and agrees that it shall not, during the term of this Agreement, regardless of the reason for the termination, do any one or more of the following, directly or indirectly, alone or in association with others, either as a principal, agent, owner, shareholder, officer, director, partner, employee, lender, investor, consultant, manager, or in any other capacity:

     (a) divert, take away, solicit or interfere with or attempt to divert, take away, solicit or interfere with the relationship of Licensor with one or more persons or entities who or which are or have been customers or accounts of Licensor; or

     (b) directly or indirectly manufacture, distribute, sell or advertise in the Territory during the term of this Agreement any Eyewear which bears the name or is associated with the name of any Person listed on Schedule 6 hereto, which schedule may be amended from time to time by Licensor during the term of this Agreement to (i) add names of Persons who market and/or sell Eyewear to premier luxury consumers in the superior to high-end eyewear category; or (ii) delete the names of

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Persons who no longer meet the standards for being included in Schedule 6,without Licensor's prior written consent.

     19.2 Equitable Relief. It is further agreed that a breach of the covenants regarding non-competition set forth above will result in irreparable harm and continuing damages to Licensor and its business and that Licensor's remedy at law for any such breach or threatened breach will be inadequate and, accordingly, in addition to such other remedies as may be available to Licensor at law or in equity in such event, any court of competent jurisdiction may issue a decree of specific performance and a temporary and permanent injunction, without posting bond or furnishing other security, enjoining and restraining the breach, or threatened breach, of any such covenant. If Licensee breaches said covenants, it will pay all of Licensor's costs and expenses, including reasonable attorney's fees, incurred in enforcing such covenants.

     19.3 Enforceability. If any provision of this Section 19 is found by a court to be invalid or unenforceable for any reason, including, without limitation, the geographic or business scope or the duration hereof, such provision shall be construed and/or reduced or reformulated by the court in such a way as to make it valid and enforceable to the maximum extent possible. Any invalidity or unenforceability of any provision of this Section 19 shall attach only to such provision and shall not affect or render invalid or unenforceable any other provisions of this Section 19 or this Agreement.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     20.   CONFIDENTIALITY
           ---------------

     20.1 Each Party (a "Receiving Party") acknowledges that it and its employees or agents may, in the course of performing the services or satisfying its obligations hereunder, be exposed to or acquire information which is proprietary to or confidential to the other Party (a "Disclosing Party") or its affiliated companies or their customers. Any and all information of any form obtained by a Receiving Party or its employees or agents in the performance of the services or the satisfaction of such Party's obligations hereunder shall be deemed to be the confidential and proprietary information of the Disclosing Party. The Receiving Party agrees to hold such information in strict confidence and not to copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or to use such information for any purposes whatsoever other than the purposes set forth in this Agreement and to advise each of its employees and agents of their obligations to keep such information confidential. All such confidential and proprietary information described herein, in whatever form, is hereinafter collectively referred to as "Confidential Information", provided that Confidential Information shall exclude all information which is or becomes publicly known (other than by unauthorized disclosure by the Receiving Party). The Receiving Party shall promptly advise the Disclosing Party immediately in the event the Receiving Party learns or has reason to believe that any person who has had access to Confidential Information has violated or intends to violate the terms of this Agreement, and the Receiving Party will at its expense cooperate with the Disclosing Party in seeking injunctive or other equitable relief against any such person.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     21.   MISCELLANEOUS
           -------------

     21.1 In the event that either party shall, at any time, waive any of its rights under this Agreement, or the performance by the other party of any of its obligations hereunder, such waiver shall not be construed as a continuing waiver of the same rights or obligations or a waiver of any other rights or obligations.

     21.2 This Agreement constitutes the entire agreement between the parties as to the Trade Name and Licensed Marks and no modifications or revisions thereof shall be of any force or effect unless the same are in writing and executed by the parties hereto.

     21.3 Any provisions of this Agreement which are, or shall be determined to be, invalid shall be ineffective, but such invalidity shall not affect the remaining provisions hereof. The titles to the sections herein are for convenience only and have no substantive effect.

     21.4 This Agreement is binding upon the parties hereto, any parent, subsidiary and affiliated companies thereof and Licensor's successors and assigns.

     21.5 Licensee shall be responsible for compliance with the requirements of all local laws in the countries where it manufactures, markets, distributes or sells the Licensed Products, except for obligations with respect to filing as registered user or similar obligations where required under applicable trademark law. It is understood that Licensor is responsible for the

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

costs and fees for, or incidental to, obtaining trademark registrations. It is understood that Licensor shall have the sole right and discretion to file, at its own expense, patent and copyright applications pertaining to the Licensed Products.

     21.6 This Agreement shall be construed in accordance with and governed by the laws of the State of New York, applicable to contracts made and to be wholly performed therein without regard to its conflicts of law rules. Any action or proceeding arising out of or relating in any way to this Agreement, shall be brought and enforced in the courts of the United States for the Southern District of New York, or, if such courts do not have, or do not accept, subject matter jurisdiction over the action or proceeding, in the courts of the state of New York and each party hereby consents to the personal jurisdiction of each such court in respect of any such action or proceeding. Each of the parties hereby consents to service of process in any such action or proceeding by the mailing of copies thereof by Registered or Certified Mail, postage prepaid, return receipt requested, to it at its address provided for notices hereunder. The foregoing shall not limit the right of any of the parties to serve process in any other manner permitted by law or to obtain execution or enforcement of any judgment in any other jurisdiction. Each of the parties hereby waives (a) any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising under or related to the Agreement in the court located in the Borough of Manhattan, City and State of New York, (b) any claim that a court located in the

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

Borough of Manhattan, City and State of New York is not a convenient forum for any such action or proceeding, and (c) any claim that is not subject to the personal jurisdiction of the courts of the United States of the Southern District of New York or of the courts of the State of New York located in the Borough of Manhattan, City and State of New York.

     21.7 Licensee acknowledges that it has received a copy of the Sara Lee Corporation Supplier Selection Guidelines and Sara Lee Corporation Global Operating Principles (the "Guidelines"). Licensee hereby represents and warrants that it has reviewed and understands the Guidelines, and Licensee and, to its knowledge, any approved third-party manufacturer are presently in compliance and will remain in compliance with the Guidelines for the term of this Agreement. Furthermore, Licensee agrees to notify Licensor immediately if Licensee becomes aware that a violation by Licensee or any approved third-party manufacturer of the standards set forth in the Guidelines has occurred during the term of this Agreement. The Guidelines are hereby incorporated herein by reference.

     21.8 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     21.9 All notices required hereunder shall be in writing and dispatched by overnight courier addressed to Licensee or Licensor as set forth below, and shall be effective upon receipt:


           Licensor:  Chairman and CEO
                      Coach
                      516 West 34th Street
                      New York, New York 10001


           Copies to: Vice President and Chief Counsel
                      Coach
                      516 West 34th Street
                      New York, New York 10001


                      Chief Counsel - Intellectual Property
                      Sara Lee Corporation
                      470 Hanes Mill Road
                      Winston-Salem, North Carolina 27105


           Licensee:  Signature Eyewear, Inc.
                      498 N. Oak Street
                      Inglewood, California 90302
                      Attn:  President
                             Chief Financial Officer

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

     21.10  Force Majeure.  Neither party shall be responsible for any delay or
            -------------
failure in performance hereunder resulting from any act which is beyond its reasonable control and without its fault or negligence. Each party shall notify the other party as promptly as practicable after such party becomes aware of the occurrence of any such force majeure condition. If any such delay should occur, then the applicable periods for the completion of the parties' respective obligations hereunder will be automatically extended by the period of such delay.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


Date:    March 11, 1999                 COACH
      -------------------------
                                        A Division of Sara Lee Corporation

                                        By:    /s/ Keith Monda
                                              ----------------------------
                                        Name:  Keith Monda
                                              ----------------------------
                                        Title: Chief Operating Officer
                                              ----------------------------


Date:    March 11, 1999                 SIGNATURE EYEWEAR, INC.
     --------------------------


                                        By:    /s/ Julie Heldman
                                              ----------------------------
                                        Name:  Julie Heldman
                                              ----------------------------
                                        Title: President
                                              ----------------------------

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

                                  SCHEDULE 1

                                     COACH

                                LICENSED MARKS

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

                                  SCHEDULE  6

                           Restricted Names/Accounts


Ralph Lauren/Polo

Calvin Klein/CK

Donna Karan/ DKNY

Giorgio Armani

Gucci

Dooney & Bourke

Kate Spade

Gurka

9West

Kenneth Cole

Liz Claiborne

J.P. Tod's

Jones Apparel

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

                                  SCHEDULE 3

                      NO TRANSSHIPMENT POLICY FORM LETTER

         TRANSSHIPMENT POLICY FORM LETTER - EXHIBIT LICENSE AGREEMENT
                                [FOR LICENSEE]



[DATE]



[DISTRIBUTOR,AUTHORIZED RETAILER OR MANUFACTURER ADDRESS]


Dear ____________:

This letter serves as a declaration of Coach's policy on distribution. As you know, the Coach brand is synonymous with quality and excellence, and Coach applies consistently high standards to its products, its consumer services and its relationships with its retail [wholesale/manufacturing] partners.

To maintain these standards, Coach limits distribution to a select group of retailers who are carefully chosen for their ability and willingness to provide the resources to drive the sale of Coach products in an image-enhancing manner. Coach offers its products to stores that carry better leathergoods and accessories, are attractively fixtured and well-appointed, have well-trained sales personnel, have desirable locations, and are financially strong and creditworthy.

As a licensee of Coach brand products, we are responsible for positioning the Coach brand and supporting the attributes which Coach believes are important to maintaining and developing consumer relationships. We believe that unauthorized retailers lack commitment to the Coach product, the capital investment required and, possibly, other criteria that are very important to the Coach brand.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

[NAME]
[DATE]
PAGE [#]


Therefore, we require that all Coach products shipped to you must be sold only from authorized retail outlets [authorized retailers--operated by your firm and] approved by us and by Coach. Transshipment of Coach products is prohibited unless specifically authorized in writing, in advance of each shipment, by Coach's Chief Executive Officer or Chief Operating Officer. Again, any retailer [distributor/wholesaler or manufacturer] that does not follow this policy will be terminated.

This policy helps to ensure that Coach product is sold only in stores that are able to provide the customer with the selection and service expected with quality products. As a result, we believe that this policy is in our collective best interests.

We hope this letter helps you understand the reasons for, and the great importance we place on, the above policy and practices. We solicit your agreement and your compliance with this policy. In addition, we encourage you to share this agreement throughout your organization to facilitate an understanding of the policies and practices applicable to Coach products. Please indicate your confirmation by signing this letter at the place indicated below and returning it to our office.

Our best wishes for continued success. We look forward to continuing our long and mutually advantageous relationship.



Sincerely,



[LICENSE REPRESENTATIVE]
[TITLE]



CONSENTED and AGREED to:

Name:    __________________________

Title:   __________________________
               (company)

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

                                   SCHEDULE 2


          SIGNATURE-COACH THIRD PARTY  REPRESENTATIVE OR DISTRIBUTOR
                              AGREEMENT LANGUAGE



     Representative shall use best efforts to prevent and/or stop any diversion of Coach Products from Customers or potential Customers to any end user which is not Coach approved. Representative acknowledges that its standard terms of sale shall be to require all end users to whom it sells Coach Products to agree only to use such Products for approved purposes and not to resell such Products. Should Coach or Signature notify Representative of any diversion of Coach Products, or should Representative become aware of any such diversion, Representative shall take all reasonable steps necessary to end such diversion, including without limitation tracking down the source of the diverted Coach Products and discontinuing all sales of Coach Products to said end user. Representative shall keep Coach and Signature apprised of all such efforts. Nothing herein shall in any way limit Signature's right, in its sole discretion, to terminate Representative from selling Coach products in the event it is determined that Representative is selling to Customer(s) who are violating this paragraph, and to seek damages from Representative as a consequence of any such violation.

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

                                  SCHEDULE 5



                                      [*]

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.

                                  SCHEDULE 4

                      FORM-MONTHLY UNAUDITED SALES REPORT

* Confidential Information Omitted and Filed Separately With the Securities and Exchange Commission.